UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2011

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Macatawa Bank Corporation (the "Company") was held on March 25, 2011. At the meeting, the shareholders voted on two matters:

•	a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Company common stock from 40,000,000 to 200,000,000 shares; and

•

a proposal to adjourn the special meeting of shareholders, if necessary, to allow time for further solicitation of proxies if there are insufficient votes present at the meeting to approve the proposed amendment to the Company's Articles of Incorporation.

The shareholders approved the proposal to amend the Company's Articles of Incorporation as disclosed in the Proxy Statement by the following votes:

Votes Cast

For	% For	Against	% Against	Abstain	% Abstain	Broker Non-Votes

13,246,702	84.47%	2,392,620	15.26%	43,268	0.3%	0

The shareholders approved the proposal to adjourn the special meeting, if necessary, as disclosed in the Proxy Statement by the following votes:

Votes Cast

For	% For	Against	% Against	Abstain	% Abstain	Broker Non-Votes

13,243,464	82.86%	2,307,217	14.44%	131,910	0.8%	0

Item 7.01	Regulation FD Disclosure.

On March 28, 2011, Macatawa Bank Corporation issued the Press Release furnished with this report as Exhibit 99.1, which is here incorporated by reference. The information disclosed under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated March 28, 2011. This exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2011	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated March 28, 2011. This exhibit is furnished to, and not filed with, the Commission.